EXHIBIT 99.2

Michael A. McConnell                    DAVIS POLK & WARDWELL
State Bar No. 13447300                  Ulrika Ekman
J. Michael Sutherland                   David D. Tawil
State Bar No. 19524200                  450 Lexington Avenue
WINSTEAD SECHREST & MINICK P.C.         New York, New York 10017
777 Main Street, Suite 1100             (212) 450-4000
Fort Worth, Texas 76102
817/420-8240; 817/420-8201 fax
                                        SPECIAL COUNSEL FOR DEBTOR-IN-POSSESSION

COUNSEL FOR DEBTOR-IN-POSSESSION

                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

 In re:                                   ss.         Case No. 01-34275-SAF-11
                                          ss.         Case No. 01-34277-SAF-11
 WEBLINK WIRELESS, INC.,                  ss.         Case No. 01-34279-SAF-11
 PAGEMART PCS, INC.,                      ss.
 PAGEMART II, INC.                        ss.         Jointly Administered Under
                                          ss.         Case No. 01-34275-SAF-11
 Debtors.                                 ss.

                  FIRST ORDER IN AID OF CONFIRMATION


IN DALLAS, TEXAS:

     The Debtors' Second Amended Plan of Reorganization (the "Plan") was confirmed by order of this Court (the "Confirmation Order") entered on August 23, 2002. Among other things, the Confirmation Order amended the Plan. The Confirmation Order also provided, inter alia, that the Plan may be further amended. Since the entry of the Confirmation Order certain non-substantive errors have come to the Debtors' attention and accordingly, the Plan is further hereby amended.

     Based upon the foregoing:

     IT IS ORDERED that:

          (a) The following definitions in Section 1.02 of the Plan are stricken, to be replaced by those new definitions in the immediately succeeding subparagraph hereto:

          (i) "New Credit Agreement" means the Credit Agreement and/or any other documents governing the New Tranche A, B and E Notes, and to be entered into


FIRST ORDER IN AID OF CONFIRMATION OF DEBTORS' SECOND AMENDED PLAN OF
REORGANIZATION                                                           Page 1
          by Reorganized WebLink Wireless, various lenders, the Administrative Agent, and the Plan Trustee, if applicable.

          (ii) "Glenayre Credit Agreement" means the Credit Agreement and/or any other documents governing the New Tranche E Notes, and to be entered into by Reorganized WebLink Wireless and Glenayre.

          (b) The following definitions shall replace the corresponding definitions previously set forth in Section 1.02 of the Plan, as described in the immediately preceding subparagraph hereto:

          (i) "New Credit Agreement" means the Credit Agreement and/or any other documents governing the New Tranche A Term Notes, the New Tranche C PIK Notes and the New Tranche E PIK Notes, and to be entered into by Reorganized WebLink Wireless, various lenders, the Administrative Agent, and the Plan Trustee, if applicable.

          (ii) "Glenayre Credit Agreement" means the Credit Agreement and/or any other documents governing the New Tranche B Term Notes and the New Tranche D PIK Notes, and to be entered into by Reorganized WebLink Wireless and Glenayre.


     IT IS SO ORDERED, this ___ day of September, 2002.



                                                 ------------------------------
                                                 HONORABLE STEVEN A. FELSENTHAL
                                                 UNITED STATES BANKRUPTCY JUDGE



FIRST ORDER IN AID OF CONFIRMATION OF DEBTORS' SECOND AMENDED PLAN OF
REORGANIZATION                                                           Page 2